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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT


                                   STATE OF
                                 INCORPORATION            RELATIONSHIP
                                 -------------       ------------------------
BNA Holdings Inc.                   Delaware         100% owned by Registrant

BNA International Inc.              Delaware         100% owned by Registrant

BNA Washington Inc.                 Delaware         100% owned by Registrant

Institute of Management
  and Administration, Inc.          New York         100% owned by Registrant

Kennedy Information, Inc.           Delaware         100% owned by Registrant

The McArdle Printing Co., Inc.      Delaware         100% owned by Registrant

Pike & Fischer, Inc.*               Delaware         100% owned by Registrant

STF Services Corporation            New York         100% owned by Registrant

Tax Management Inc.                 Delaware         100% owned by Registrant


*Merged into Institute of Management and Administration, effective January 1, 2005.